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                                                                    Exhibit 21.1



                              The GSI Group, Inc.
                             List of Subsidiaries
                             --------------------

Company Name                       Location                Type of Entity
------------                       --------                --------------

GSI/Cumberland                     Malaysia                SDN, BHD
GSI/Cumberland                     South Africa            SA Prop Limited
GSI/Cumberland                     Netherlands             BV
GSI/Cumberland                     Mexico                  Limitada
The GSI Group (Canada) Inc.        Canada                  Corporation
DMC                                USA - Iowa              C-Corporation
Cumberland-USIMECA                 Brazil                  Limited Liab. Co.
Agromarau Industria
     E Comercio Ltda.              Brazil                  Limited Liab. Co.
GSI Agricultural Equipment
     Shanghai Co. Ltd.             China                   Limited Liab. Co.

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